________________
BYLAWS
OF
VALIC COMPANY I

AMENDED AND RESTATED JANUARY 25, 2011
________________
ARTICLE I
OFFICES
      Section 1.	The principal office of the Corporation in the
State of Maryland shall be in the City of Baltimore.
      Section 2.	The Corporation shall also maintain a principal
executive office at 2929 Allen Parkway, Houston, Texas, 77019, and may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
      Section 1.	Annual meetings of stockholders shall be held
at the principal executive office of the Corporation in Houston, Texas, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.
      Section 2.	The Corporation shall not be required to hold
an annual meeting of stockholders in any year in which the election of Directors is not required to be acted upon under the Investment
Company Act of 1940, as amended (the "Investment Company Act").
In the event that the Corporation is required to hold a meeting of stockholders to elect Directors under the Investment Company Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time set by the
Board of Directors in accordance with the Maryland General
Corporation Law.  An annual meeting of stockholders called for any other reason shall be held on a date and at the time set by the Board of Directors.
      Section 3.	Each of the Chairman of the Board of
Directors, any Vice Chairman of the Board of Directors, the
President, or the Board of Directors may call a special meeting of stockholders. A special meeting of stockholders shall be held on the date and at the time and place set by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President
or the Board of Directors, whoever has called the meeting. A special meeting of stockholders shall also be called by the Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such
matter at such meeting.   Such request shall state the purpose or
purposes of such meeting and the matters proposed to be acted on thereat.  The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the
Secretary shall give notice stating the purpose or purposes of the meeting.
	Section 4.	Not less than ten nor more than 90 days before
each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.
      Any business of the Corporation may be transacted at an
annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
	Section 5.	Every meeting of stockholders shall be
conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board of Directors, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the Secretary's absence, an Assistant Secretary. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
	Section 6.	At any meeting of stockholders, the presence in
person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
	The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
	Section 7.	A plurality of all the votes cast at a meeting of
stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
	Section 8.	A holder of record of shares of stock of the
Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
	Section 9.	The Board of Directors or the chairman of the
meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
      Section 10.	The Board of Directors may set a record date or
direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than 20 days. In the case of a meeting of stockholders, the record date or the closing of the stock transfer books shall be at least ten days before the date of the meeting.
ARTICLE III
BOARD OF DIRECTORS
      Section 1.	The Board of Directors of the Corporation shall
consist of nine Directors, which number may be increased or
decreased as provided in Section 2 of this Article III. Each Director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his or her election and until his or her successor is duly elected and qualifies. Directors need not be stockholders. Any Director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
      Section 2.	By vote of a majority of the entire Board of
Directors, the number of Directors fixed by the charter of the
Corporation or by these Bylaws may be increased or decreased from time to time, but such number shall not be less than three nor more than 20, and the tenure of office of a Director shall not be affected by any decrease in the number of Directors so made by the Board of
Directors.  At each annual meeting of stockholders, the stockholders shall elect Directors to hold office until the next annual meeting and until their successors are duly elected and qualify.
      Section 3.	Any vacancy occurring on the Board of
Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum.  Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. A Director elected by the Board of
Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. The Board may not elect any Director to fill any vacancy as provided herein unless immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office at an annual or special meeting of stockholders. If at any time after the first annual meeting of stockholders of the Corporation, a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith, and in any event within
60 days, for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors.
      Section 4.	The business and affairs of the Corporation
shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute or by the charter of the Corporation or by these Bylaws conferred upon or reserved to the stockholders.
      Section 5.	Regular meetings of the Board of Directors
may be held at any place in or out of the State of Maryland as the
Board of Directors may from time to time determine.
      Section 6.	Regular meetings of the Board of Directors
may be held at such time and place as shall from time to time be determined by the Board of Directors.
      Section 7.	Special meetings of the Board of Directors may
be called at any time by the Chairman of the Board of Directors, if one be appointed, or by the executive committee, if one be
constituted, by vote at a meeting, or by the President or by a majority of the Directors or by any Vice Chairman of the Board of Directors. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the
Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.
      Section 8.	Notice of the place and time of every regular or
special meeting of the Board of Directors shall be given to each
Director orally by telephone or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Director at that Director's residence or usual place of business not less than one day before the date of the meeting.  If mailed, such notice shall be deemed to be given three business days after deposited in the United States mail addressed to the Director at his or her mailing address. Notice may be provided on the day of a special meeting by telephone, electronic mail, telegram, telecopy or other electronic means.
	Section 9.	A majority of the Directors shall constitute a
quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or such other percentage of such group.
	The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.
      Section 10.	Members of the Board of Directors or any
committee thereof may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except any meeting to consider the entry into or renewal of any contract or agreement whereby any person agrees to serve as investment adviser or principal underwriter of the Corporation, or any meeting to select an independent public accountant for the preparation of any of the Corporation's financial statements.
      Section 11.	Unless the Investment Company Act requires
that a particular action be taken only at a meeting at which the Board of Directors are present in person, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without such meeting if a consent to such action is given in writing or by electronic transmission by the Directors and filed with the minutes of proceedings of the Board of Directors.
      Section 12.	The Board of Directors may appoint one of its
members to serve as Chairman of the Board of Directors, and may appoint one or more of its members to serve as Vice Chairman of the
Board of Directors.
      Section 13.	Directors may receive such compensation for
their services as may be fixed from time to time by resolution of the Board, and, in addition, may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including but not limited to attendance at regular or special meetings of the Board or of any committees thereof.
      Section 14.	Notwithstanding any other provision in the
charter or these Bylaws, this Section 14 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an "Emergency").
During any Emergency, unless otherwise provided by the Board of
Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the
Board of Directors during such an Emergency may be given less than
24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE IV
COMMITTEES
	Section 1. 	The Board of Directors may appoint from
among its members an executive committee and other committees composed of one or more Directors, to serve at the pleasure of the
Board of Directors.
	Section 2.	The Board of Directors may delegate to
committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.
	Section 3.	The Board of Directors may designate a
chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.
	Section 4.	Subject to the provisions hereof, the Board of
Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
NOTICES
      Section 1.	Notices to stockholders, other than for a
meeting of stockholders, shall be given by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.
      Section 2.	Whenever any notice of the time, place or
purpose of any meeting of stockholders, Directors or committee is required to be given under the provisions of the statute or under the provisions of the charter of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.
ARTICLE VI
OFFICERS
      Section 1.	The executive officers of the Corporation shall
be chosen by the Board of Directors as soon as may be practicable after the annual meeting of stockholders. Such officers shall include a President, one or more Vice Presidents, a Secretary and a Treasurer.
The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the executive committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by statute or these Bylaws to be executed, acknowledged or verified by two or more officers.
      Section 2.	The term of office of all officers shall be one
year and until their respective successors are chosen and qualify, subject, however, to any provision for removal contained in the charter of the Corporation.  Any officer may be removed from office at any time by the vote of a majority of the entire Board of Directors upon a finding that removal is in the best interest of the Corporation.
      Section 3.	The officers of the Corporation shall have such
powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the executive committee, if any.
ARTICLE VII
CERTIFICATES OF STOCK
      Section 1.	Shares of stock of the Corporation may be
issued without certificates or, if directed by the Board of Directors, be issued in the form of a certificate or certificates which shall represent and certify the number and kind of class of shares owned by a stockholder in the Corporation. Any such certificate shall be in such form as the Board of Directors may from time to time prescribe.
      Section 2.	Shares of stock of the Corporation shall be
transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the
Board of Directors.
      Section 3.	The stock ledgers of the Corporation,
containing the name and mailing address of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.
      Section 4.	The Board of Directors may determine the
conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent, if any, against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE VIII
CUSTODIANSHIP
      All cash and securities owned by the Corporation shall be held by a bank or trust company of good standing, having a capital, surplus and undivided profits aggregating not less than $2,000,000, provided such a bank or trust company can be found ready and willing to act.
Upon the resignation or inability to serve of any such bank or trust company the Corporation shall (i) use its best efforts to obtain a qualified successor, (ii) require the cash and securities of the Corporation held by such bank or trust company to be delivered directly to the successor, and (iii) in the event that no qualified successor can be found, submit to the holders of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote, before permitting delivery of such cash and securities to anyone other than a qualified successor, the question whether the Corporation shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold such cash and securities. Upon such resignation or inability to serve, such bank or trust company may deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring bank or trust company, pending action by the Corporation as set forth in this
Article VIII. Nothing herein contained, however, shall prevent the termination of any agreement between the Corporation and any such bank or trust company by the Corporation at the discretion of the
Board of Directors, and any such agreement shall be terminated upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.
ARTICLE IX
GENERAL PROVISIONS
      Section 1.	Dividends upon the capital stock of the
Corporation, subject to the provisions of the charter of the
Corporation, if any, may be authorized by the Board of Directors at any regular or special meeting or by unanimous written consent, pursuant to law.
      Section 2.	Before payment of any dividend, there may be
set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
      Section 3.	All checks, drafts, and orders for the payment
of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
      Section 4.	The fiscal year of the Corporation shall be
fixed by resolution of the Board of Directors.
      Section 5.	The corporate seal shall have inscribed thereon
the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
ARTICLE X
CODE OF ETHICS
      The Corporation and its Directors and its officers shall conduct the Corporation's business and themselves in conformity with the Corporation's Code of Ethics. The Code of Ethics adopted by the Corporation pursuant to Section 17 of the Investment Company
Act and Rule 17-1(b)(1) thereunder, shall be made available to all employees and affiliates of the Corporation. The Code, as adopted hereby, may only be changed by a majority vote of the Board of Directors.
ARTICLE XI
INDEMNIFICATION
	To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a Director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any indemnification or advance of expenses made pursuant to this Article
XI shall be subject to applicable requirements of the Investment
Company Act and of the charter of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
	Neither the amendment nor repeal of this Article XI, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article XI, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XII
AMENDMENTS
      The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws, except that the Board of Directors shall not alter, amend or repeal any Bylaws previously made by the stockholders.